Exhibit 11.1

Independent Auditors’ Consent

StreetShares, Inc. and Subsidiaries

Reston, VA

We hereby consent to the use in this Amendment No.3 to the Registration Statement on Form 1-A/A of our report dated October 30, 2018, relating to the consolidated financial statements appearing in StreetShares, Inc. and Subsidiaries’ Annual Report on Form 1-K for the year ended June 30, 2018.

We also consent to the reference to our firm under the heading “Experts” in such Registration Statement.

Tysons, Virginia

August 6, 2019